Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CONOR MEDSYSTEMS, INC.

Conor Medsystems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies as follows:

A. That the corporation was incorporated on October 25, 1999 under the name Conor Medsystems, Inc., pursuant to the General Corporation Law.

B. Pursuant to Sections 228, 242, and 245 of the General Corporation Law, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of this corporation.

C. The Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

ONE. That the name of the corporation is: Conor Medsystems, Inc. (the “Corporation” or the “Company”).

TWO. The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.

THREE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOUR.

A. Authorized Capital Stock; Reverse Stock Split.

1. The Corporation is authorized to issue two classes of shares to be designated respectively “Preferred Stock” and “Common Stock.” The total number of shares of capital stock authorized to be issued is Sixty Three Million Seven Hundred Ten Thousand Three Hundred and Five (63,710,305) shares. Forty Million (40,000,000) shares shall be Common Stock, $.001 par value, and Twenty Three Million Seven Hundred Ten Thousand Three Hundred and Five (23,710,305) shares shall be Preferred Stock, divided into Two Hundred Seventy Three Thousand (273,000) shares of Series A Preferred Stock, $.001 par value (the “Series A Stock”), Six Hundred Forty Three Thousand Eight Hundred Sixty (643,860) shares of Series B Preferred Stock, $.001 par value (the “Series B Stock”), Three Million Eight Hundred Ninety Three Thousand Four Hundred Forty Five (3,893,445) shares of Series C Preferred Stock, $.001 par value (the “Series C Stock”), Ten Million Five Hundred Thousand (10,500,000) shares of Series D Preferred Stock, $.001 par value (the “Series D Stock”) and Eight Million Four Hundred Thousand (8,400,000) shares of Series E Preferred Stock, $.001 par value (the “Series E Stock”).

2. Effective upon the filing of this Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware:

(a) Each share of the Corporation’s Common Stock, $.001 par value, that is then issued and outstanding shall, automatically and without any action on the part of the holder thereof, be reduced and converted into 0.42 of a share of Common Stock, $.001 par value, of the Corporation. All shares of Common Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Company shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (after giving effect to the foregoing reverse stock split) as determined by the Company’s Board of Directors;

(b) Each share of the Corporation’s Series A Preferred Stock, $.001 par value, that is then issued and outstanding shall, automatically and without any action on the part of the holder thereof, be reduced and converted into 0.42 of a share of Series A Preferred Stock, $.001 par value, of the Corporation. All shares of Series A Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Company shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series A Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Company’s Board of Directors;

(c) Each share of the Corporation’s Series B Preferred Stock, $.001 par value, that is then issued and outstanding shall, automatically and without any action on the part of the holder thereof, be reduced and converted into 0.42 of a share of Series B Preferred Stock, $.001 par value, of the Corporation. All shares of Series B Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Company shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series B Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Company’s Board of Directors;

(d) Each share of the Corporation’s Series C Preferred Stock, $.001 par value, that is then issued and outstanding shall, automatically and without any action on the part of the holder thereof, be reduced and converted into 0.42 of a share of Series C Preferred Stock, $.001 par value, of the Corporation. All shares of Series C Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Company shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series C Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Company’s Board of Directors;

(e) Each share of the Corporation’s Series D Preferred Stock, $.001 par value, that is then issued and outstanding shall, automatically and without any action on the part of the holder thereof, be reduced and converted into 0.42 of a share of Series D Preferred Stock, $.001 par value, of the Corporation. All shares of Series D Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Company shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series D Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Company’s Board of Directors; and

(f) Each share of the Corporation’s Series E Preferred Stock, $.001 par value, that is then issued and outstanding shall, automatically and without any action on the part of the holder thereof, be reduced and converted into 0.42 of a share of Series E Preferred Stock, $.001 par value, of the Corporation. All shares of Series E Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Company shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series E Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Company’s Board of Directors.

B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock are as set forth below in this Article IV(B):

1. Dividend Provisions.

(a) The holders of shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall be entitled to receive dividends, out of any assets legally available therefor, on a pari passu basis including accrued amounts, and prior and in preference to any declaration or payment of any dividend on the Common Stock of the Corporation (other than dividends paid on the Common Stock in the form of shares of Common Stock), at a rate equal to eight percent (8%) per annum of the Original Series A Issue Price as set forth in Section B.3 of this Article, and no more, on each outstanding share of Series A Stock; at a rate equal to eight percent (8%) per annum of the Original Series B Issue Price as set forth in Section B.3 of this Article, and no more, on each outstanding share of Series B Stock; at a rate equal to eight (8%) per annum of the Original Series C Issue Price as set forth in Section B.3 of this Article, and no more, on each outstanding share of Series C Stock; at a rate equal to eight (8%) per annum of the Original Series D Issue Price as set forth in Section B.3 of this Article, and no more, on each outstanding share of Series D Stock; and at a rate equal to eight (8%) per annum of the Original Series E Issue Price as set forth in Section B.3 of this Article, and no more, on each outstanding share of Series E Stock. With respect to the Series C Stock and Series D Stock, such dividends shall be cumulative and compound annually, and be pro rated for any partial year, and shall be payable: (i) when and as declared by the Board of Directors of the Corporation; (ii) upon the redemption of the Series C Stock and Series D Stock pursuant to Section B.6 below; or (iii) upon the liquidation, dissolution or winding up of the Corporation pursuant to Section B.2 below. With respect to the Series A Stock, Series B Stock and Series E Stock, such dividends shall be non-cumulative and shall be payable when and as declared by the Board of Directors of the Corporation.

(b) So long as any shares of Preferred Stock are issued and outstanding, and subject to Section B.5(a)(3) of this Article, the Corporation shall not declare, pay or set aside for payment any dividends or distributions on any shares of Common Stock or any shares of any other class or series or issue of Preferred Stock, nor shall the Corporation purchase, redeem or acquire any shares of Common Stock or any shares of any other class or series or issue of Preferred Stock or pay funds into or set aside or make available a sinking fund for the purchase, redemption or acquisition of shares of Common Stock or any shares of any other class or series or issue of Preferred Stock (except for (i) repurchases of shares of Common Stock at cost from employees, consultants, officers, or directors upon termination of their employment or services pursuant to agreements providing for the right of such repurchase between the Corporation and such person or (ii) redemptions of Preferred Stock pursuant to Section B.6 of this Article), unless, in each case, any declared dividend is paid in full to the holders of Series A Stock, Series B Stock and Series E Stock and any declared or accrued dividend is paid in full to the holders of Series C Stock and Series D Stock, each as provided in Section B.1(a) of this Article, prior and in preference to any payment of dividends to the holders of Common Stock. If less than full dividends are paid or declared and set apart for payment to the holders of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock then the amount to be paid or declared and set apart for payment shall be divided as between the holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock ratably in proportion to their respective annual aggregate dividends.

(c) Section B.1(b) of this Article shall not apply with respect to repurchases of shares of Common Stock at cost that are held by employees, consultants, officers and directors pursuant to agreements approved by the Board of Directors of the Corporation.

(d) Any dividend or distribution which is declared by the Corporation and payable with assets of the Corporation other than cash shall be valued in accordance with the provisions of Section B.2(e)(1) of this Article.

2. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, each holder of Preferred Stock shall be entitled to receive, on a pari passu basis but prior and in preference to any distribution of any assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (x)(i) $1.1905 for each outstanding share of Series A Stock held by such holder (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares that occur after the date of the filing of this Amendment), (ii) $2.3810 for each outstanding share of Series B Stock held by such holder (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares that occur after the date of the filing of this Amendment), (iii) $2.7381 per share of Series C Stock held by such holder (as adjusted for any stock dividend, combinations, splits, recapitalizations and the like with respect to such shares that occur after the date of the filing of this Amendment), (iv) $2.8571 per share of Series D Stock held by such holder (as adjusted for any stock dividend, combinations, splits, recapitalizations and the like with respect to such shares that occur after the date of the filing of this Amendment), (v) $5.9524 per share of Series E Stock held by such holder (as adjusted for any stock dividend, combinations, splits, recapitalizations and the like with respect to such shares that occur after the date of the filing of this Amendment);

and (y) an amount equal to (i) with respect to the Series C Stock and Series D Stock, all accrued but unpaid dividends on the shares of Series C Stock and Series D Stock held by such holder as provided in Section B.1(a) above, and (ii) with respect to the Series A Stock, Series B Stock and Series E Stock, all declared but unpaid dividends on the shares of Series A Stock, Series B Stock and Series E Stock held by such holder (respectively, the “Series A Preference,” “Series B Preference,” “Series C Preference,” “Series D Preference,” and “Series E Preference”). In addition, each holder of Series C Stock and Series D Stock shall be entitled to the amounts, if any, to be distributed pursuant to Section B.2(c) below (but only after the payment in full of the aggregate Series A Preference, Series B Preference, Series C Preference, Series D Preference and Series E Preference).

(b) If upon the occurrence of a liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the assets and funds to be distributed among the holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock pursuant to Section B.2(a) shall be insufficient to permit the payment to such holders of their full preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably on a pari passu basis among the holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock in proportion to the preferential amount otherwise due to such holders under Section B.2(a).

(c) After the aggregate Series A Preference, Series B Preference, Series C Preference, Series D Preference and Series E Preference have been paid in full to the holders of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock, Series C Stock and Series D Stock with equal priority and pro rata based on the number of shares of Common Stock held by such holders, where, for this purpose holders of shares of Series C Stock and Series D Stock will be deemed to hold (in lieu of Series C Stock and Series D Stock) the greatest whole number of Common Stock then issuable upon conversion in full of such shares of Series C Stock and Series D Stock pursuant to Section B.3.

(d) A liquidation, dissolution or winding up of the Corporation shall mean (i) the consummation of a merger, reorganization or other transaction or series of related transactions following which (x) the shares of the Corporation immediately prior to the transaction represent or are converted into shares of the surviving entity that represent less than 50% of the total voting power of the surviving entity (or its parent) that are outstanding immediately after the transaction, or (y) the directors serving the Corporation’s Board of Directors immediately prior to such transaction fail to constitute a majority of the Board of Directors of the surviving entity (or its parent) immediately after such transaction (other than, in each case, as a result of the sale of new equity securities directly by the Corporation to venture capital and/or institutional investors for the primary purpose of raising working capital in a transaction or series of related transactions that does not result in a business combination); (ii) the consummation of a sale, transfer, lease or other disposition by the Corporation of all or substantially all of the Corporation’s assets; or (iii) a statutory or judicial liquidation, dissolution, or winding up.

(e) (1) In any liquidation, dissolution, or winding up, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined by the Board of Directors in good faith, except that any securities to be delivered to the holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock, Series E Stock or Common Stock, as the case may be, shall be valued as follows:

(A) If traded on a securities exchange or through the NASDAQ National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(C) If there is no active public market, the value shall be the fair market value thereof, determined in good faith by the Board of Directors.

(2) In the event the requirements of this Section B.2 are not complied with, the Corporation shall forthwith either:

(A) cause such closing to be postponed until such time as the requirements of this Section B.2 have been complied with; or

(B) cancel such transaction, in which event the respective rights, preferences and privileges of the holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section B.2(e)(3) hereof.

(3) The Corporation shall give each holder of record of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock written notice of such impending transaction not later than fifteen (15) days prior to the stockholders meeting called to approve such transaction, or fifteen (15) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section B.2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than fifteen (15) days after the Corporation has given the first notice provided for herein or sooner than five (5) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the Corporation’s receipt of written consent of the holders of at least a majority of the Preferred Stock taken together as a single class entitled to such notice rights or similar notice rights.

3. Conversion. The holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall be convertible, without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined, with respect to each share of Series A Stock, by dividing $1.1905 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series A Stock that occur after the date of the filing of this Amendment, the “Original Series A Issue Price”) by the Conversion Price (as defined in this Section B.3(a)) for Series A Stock in effect on the date of such conversion; with respect to each share of Series B Stock, by dividing $2.3810 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series B Stock that occur after the date of the filing of this Amendment, the “Original Series B Issue Price”) by the Conversion Price for Series B Stock in effect on the date of such conversion; with respect to each share of Series C Stock, by dividing $2.7381 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series C Stock that occur after the date of the filing of this Amendment, the “Original Series C Issue Price”) by the Conversion Price for Series C Stock in effect on the date of such conversion; with respect to each share of Series D Stock, by dividing $2.8571 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series D Stock that occur after the date of the filing of this Amendment, the “Original Series D Issue Price”) by the Conversion Price for Series D Stock in effect on the date of such conversion; and with respect to each share of Series E Stock, by dividing $5.9524 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series E Stock that occur after the date of the filing of this Amendment, the “Original Series E Issue Price”) by the Conversion Price for Series E Stock in effect on the date of such conversion. The initial Conversion Price per share for Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall be the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, the Original Series D Issue Price and the Original Series E Issue Price, respectively; provided, however, that such Conversion Prices shall be subject to adjustment as set forth in Section B.3(d) of this Article.

(b) Automatic Conversion. Each share of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the earlier of (i) the date specified by vote or written consent or agreement of the holders of at least a majority of the then outstanding shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock voting as a single class on an as-converted to Common Stock basis, or (ii) the Corporation’s sale of its Common Stock in a firm commitment, underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with gross proceeds to the Corporation of at least $30 million, provided the sale price to the public per share of Common Stock is not less than $8.50 per share (as adjusted for stock splits, etc. that occur after the date of the filing of this Amendment) and the offering is lead managed by a nationally recognized investment bank (a “Qualified Public Offering”).

(c) Mechanics of Conversion.

(1) Before any holder of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(2) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of Series A Stock, Series B Stock, Series C Stock, Series D Stock, or Series E Stock shall not be deemed to have converted such Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock until immediately prior to the closing of such sale of securities.

(d) Adjustments to Conversion Price for Certain Dilutive Issuances.

(1) Special Definitions. For purposes of this Section B.3(d), the following definitions apply:

(i) “Options” shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below);

(ii) “Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock, Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock) or other securities convertible into or exchangeable for Common Stock and options, rights or warrants to purchase such convertible or exchangeable securities; and

(iii) With respect to Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section B.3(d)(3) of this Article, deemed to be issued) by the Corporation after the first date shares of Series E Stock are issued (the “Purchase Date”), other than shares of Common Stock issued or issuable:

(A) upon conversion of the Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock;

(B) to officers, directors or employees of, or consultants to, the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors, including a majority of the Preferred Stock Directors (as defined below in Section 4), upon recommendation of the compensation committee of the Board of Directors (to the extent such a committee has been duly created and authorized);

(C) to equipment lessors, banks, financial institutions or similar entities, not to exceed in the aggregate 1% of the outstanding capital stock of the Corporation, on a fully-diluted, as converted basis, in transactions approved by the Board of Directors, including a majority of the Preferred Stock Directors, the principal purpose of which is other than raising equity;

(D) as a dividend or other distribution in connection with which an adjustment to the conversion price is made pursuant to Sections B.3(e);

(E) in a merger or acquisition that is approved by the Board of Directors, including a majority of the Preferred Stock Directors;

(F) in connection with a Qualified Public Offering;

(G) if the holders of a majority in interest of the then outstanding shares of Preferred Stock agree in writing that such shares shall not constitute Additional Shares of Common Stock;

(H) warrants to purchase Series D Preferred Stock and the Series D Preferred Stock issuable upon exercise thereof;

(I) warrants to purchase 91,291 shares of Series C Preferred Stock and the Series C Preferred Stock issuable upon exercise thereof; and

(J) warrants to purchase 503,531 shares of Common Stock issued in connection with the Company’s Series C Preferred Stock financing transaction.

(2) [Reserved]

(3) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Purchase Date shall issue any Options or Convertible Securities, or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) in the event of any change in the number of shares of Common Stock deliverable or in the consideration payable upon the exercise, conversion or exchange of such Options or Convertible Securities (including a change resulting from the antidilution provisions thereof), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall effect Common Stock previously issued upon conversion of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock); and

(C) no readjustment pursuant to clause (A) or (B) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (a) the Conversion Price on the original adjustment date, or (b) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

(4) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation, at any time after the Purchase Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section B.3(d)(3) of this Article) without consideration, or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then, and in such event, the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock, Series E Stock and all other Convertible Securities of the Corporation had been fully converted into shares of Common Stock.

(5) Adjustment of Series B Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation, at any time after the Purchase Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section B.3(d)(3) of this Article) without consideration, or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then, and in such event, the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock, Series E Stock and all other Convertible Securities of the Corporation had been fully converted into shares of Common Stock.

(6) Adjustment of Series C Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation, at any time after the Purchase Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section B.3(d)(3) of this Article) without consideration, or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then, and in such event, the Series C Conversion Price shall be reduced, concurrently with such issue, to the lowest per share price of such Additional Shares of Common Stock so issued.

(7) Adjustment of Series D Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation, at any time after the Purchase Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section B.3(d)(3) of this Article) without consideration, or for a consideration per share less than the Series D Conversion Price in effect on the date of and immediately prior to such issue, then, and in such event, the Series D Conversion Price shall be reduced, concurrently with such issue, to the lowest per share price of such Additional Shares of Common Stock so issued.

(8) Adjustment of Series E Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation, at any time after the Purchase Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section B.3(d)(3) of this Article) without consideration, or for a consideration per share less than the Series E Conversion Price in effect on the date of and immediately prior to such issue, then, and in such event, the Series E Conversion Price shall be reduced, concurrently with such issue, to the lowest per share price of such Additional Shares of Common Stock so issued.

(9) Determination of Consideration. For purposes of this Section B.3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

(ii) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by a majority of the non-employee directors of the Board of Directors.

(B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section B.3(d)(3) of this Article, relating to Options and Convertible Securities shall be determined by dividing

(i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

(10) All calculations under this Section B.3(d) of this Article shall be made to the nearest cent or to the nearest hundredth (1/100) of a share, as the case may be.

(e) Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the Purchase Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

(f) Recapitalizations, Reclassification, Reorganization, Mergers and Consolidations.

(i) If the Common Stock issuable upon conversion of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section B.3(e) of this Article above or a merger or other reorganization referred to in Sections B.2(d) or B.3(f)(ii) of this Article), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock upon conversion of their respective shares immediately before that change.

(ii) If at any time or from time to time there is a reorganization of this Corporation, a merger or consolidation of the Corporation with or into another corporation or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Corporation (other than (x) a sub-division or combination of shares provided for in Section B.3(e) of this Article, (y) a reorganization or reclassification provided for in Section B.3(f)(i) of this Article above or (z) a merger or other reorganization referred to in Sections B.2(d) of this Article), and if, in connection with such reorganization, merger or consolidation or sale, any Preferred Stock remains outstanding, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of such Preferred Stock thereafter shall be entitled to receive, upon conversion of such Preferred Stock, the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such Preferred Stock would have been entitled on such reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section B.3 with respect to the rights of the holders of such Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section B.3 (including adjustment of the Conversion Price then in effect and number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This Section B.3(f)(ii) shall similarly apply to successive reorganizations, mergers, consolidations or sales.

(g) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section B.3.

(h) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section B.3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock a certificate executed by a duly authorized officer of the Corporation setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock.

(i) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, transfer, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up;

Then, in connection with each such event, the Corporation shall send to the holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock: (1) at least twenty (20) days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (i) and (ii) above; and (2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

(j) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Stock, Series B Stock, Series C

Stock, Series D Stock and Series E Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation of the Corporation.

(l) Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

(m) Notices. Any notice required by the provisions of this Section B.3 to be given to the holders of shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

4. Voting Rights.

(a) General. The holder of each share of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock shall have the right to one (1) vote for each share of Common Stock into which such holder’s shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share, with 0.5 being rounded up), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, except as required by law or as expressly provided herein, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders meeting in accordance with the By-laws of the Corporation, and shall be further entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, other than in the election of the Common Stock Directors (as defined below). Notwithstanding the foregoing, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation law of Delaware.

(b) Board of Directors. The holders of Common Stock, Series A Stock and Series B Stock, voting together as a combined class, shall be entitled to elect one (1) director to the Board of Directors (the “Series A/B Director”). The holders of Series C Stock, voting separately as a series, shall be entitled to elect two (2) directors to the Board of Directors (the “Series C Directors”). The holders of Series D Stock, voting separately as a series, shall be entitled to elect one (1) director to the Board of Directors (the “Series D Director”; and, together with the Series A/B Director and Series C Directors, the “Preferred Stock Directors”). The holders of Common Stock voting separately as a class shall be entitled to elect two (2) directors (the “Common Stock Directors”). Any remaining positions on the Board of Directors shall be elected by the holders of Common Stock and Preferred Stock voting together on an as converted basis.

5. Protective Provisions.

(a) In addition to any other rights provided by law, so long as 420,000 shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock are outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock that occur after the date of the filing of this Amendment), the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock, voting or acting, as the case may be, as a combined class:

(1) create any new series or class of equity security having (i) rights, preferences and privileges equal to or senior to the Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock with respect to voting, dividends, liquidation preference, redemption or conversion or (ii) having rights similar to any of the Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock under this Section 5; or

(2) take any action which involves (i) the merger, consolidation, or reorganization of the Corporation, (ii) the sale, transfer, lease or other disposition of all or substantially all of the Corporation’s assets, (iii) the effectuation of any transaction or series of related transactions in which more than 50% of the voting power of the capital stock of the Corporation is disposed of, or (iv) the effectuation of any voluntary liquidation, dissolution or winding up of the Corporation or recapitalization of the Corporation (a “Corporate Transaction”);

(3) take any action declaring or paying a dividend on the Common Stock or any action which involves the repurchase or redemption of any securities (except for redemptions of Series C Preferred Stock and Series D Preferred Stock pursuant to Section B.6 of this Article and any repurchases of shares of Common Stock at cost from employees, consultants, officers, or directors upon termination of their employment or services, pursuant to agreements approved by a majority of the Preferred Stock Directors providing for the right of such repurchase between the Corporation and such person); or

(4) take any action which amends the Corporation’s Certificate of Incorporation or Bylaws, or file any resolution of the Board with the Secretary of State of the State of Delaware containing any provisions which would adversely affect or otherwise impair the rights of the holders of the Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock under the Certificate of Incorporation, the By-laws or any agreement of the Corporation.

(b) So long as any shares of any series of Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of such a series of Preferred Stock, voting as a separate series:

(1) alter or change the rights, preferences or privileges of such series of Preferred Stock so as to affect such series adversely; or

(2) increase or decrease (other than by redemption or conversion) the total number of authorized shares of such series of Preferred Stock.

6. Redemption.

(a) Redemption Option. Subject to the terms and conditions hereof, at any time on or after August 7, 2008, the holders of at least two-thirds (2/3) of the then outstanding shares of Series C Stock and Series D Stock, voting together as a combined class, may require the Corporation to redeem the then outstanding Series C Stock and Series D Stock at the Redemption Price (as defined below) in three installments.

(b) Redemption Date; Redemption Price. Subject to the terms and conditions hereof, upon the written election of the holders of at least two thirds (2/3) of the then outstanding shares of Series C Stock and Series D Stock, voting together as a combined class, to cause the Corporation to redeem the Series C Stock and Series D Stock pursuant to Section B.6(a) of this Article (the “Redemption Notice”), the Corporation shall redeem the Series C Stock and Series D Stock as follows. Within sixty (60) days of the delivery of the Redemption Notice (the “Initial Redemption Date”), the Corporation shall redeem one-third (1/3) of each holder’s shares of Series C Stock and Series D Stock outstanding on the Initial Redemption Date; on the first anniversary of the Initial Redemption Date (the “Second Redemption Date”), the Corporation shall redeem one-half (1/2) of each holder’s shares of Series C Stock and Series D Stock outstanding on the Second Redemption Date; and on the second anniversary of the Initial Redemption Date (the “Third Redemption Date”; and, together with the Initial Redemption Date and Second Redemption Date, each a “Redemption Date”), the Corporation shall redeem all remaining shares of Series C Stock and Series D Stock outstanding on the Third Redemption Date. The redemption price (the “Redemption Price”) for each share of Series C Stock and Series D Stock redeemed pursuant to this Section B.6 shall be an amount in cash equal to $2.7381 and $2.8571 per share, respectively (adjusted proportionately to reflect stock splits, stock dividends, combinations or recapitalizations that occur after the date of the filing of this Amendment), plus any accrued but unpaid dividends on such shares as provided in Section B.1(a) above. The Redemption Price shall be payable in cash in immediately available funds to the respective holders of the Series C Stock and Series D Stock on the applicable Redemption Date. After such time as the holders of Series C Stock and Series D Stock have made an effective election to cause the Series C Stock and Series D Stock to be redeemed and until the full Redemption Price has been paid to such holders for all shares of Series C Stock and Series D Stock being redeemed on the Third Redemption Date: (i) no dividend whatsoever shall accrue or be paid or declared, and no distribution shall be made, on any capital stock of the Corporation; and (ii) no shares of capital stock of the Corporation (other than the Series C Stock and Series D Stock in accordance with this Section B.6) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or made available for a sinking fund or set aside or made available for the purchase, redemption or acquisition thereof. Any holder of shares of Series C Stock or Series D Stock may waive its right to have its shares redeemed on any Redemption Date.

(c) Redemption Prohibited. If, on any Redemption Date, the Corporation is prohibited under the General Corporation Law of the State of Delaware from redeeming all shares of Series C Stock and Series D Stock for which redemption is required hereunder, then it shall redeem such shares on a pari passu, pro-rata basis among the holders of Series C Stock and Series D Stock in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed as soon as the Corporation is not prohibited from redeeming some or all of such shares. The shares of Series C Stock and Series D Stock not redeemed shall remain outstanding and entitled to all of the rights, preferences and privileges provided in this Certificate of Incorporation, and the Corporation shall take such steps as are reasonable necessary to permit expeditious redemption of such shares.

(d) Effect of Redemption. If the Redemption Notice shall have been duly given, and if on a Redemption Date the Redemption Price with respect to the shares to be redeemed on such Redemption Date is paid in full, then notwithstanding that the certificates evidencing any of the shares of Series C Stock or Series D Stock so called for redemption shall not have been surrendered, all dividends with respect to such shares shall cease to accrue after such Redemption Date, such shares shall not thereafter be transferred on the Corporation’s books and the rights of all of the holders of such shares with respect to such shares shall terminate after such Redemption Date, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate(s) therefor.

7. Status of Converted or Redeemed Stock. In the event any shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock shall be converted pursuant to Section B.3 of this Article or redeemed pursuant to Section B.6 of this Article, the shares so converted or redeemed shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

8. Right of First Refusal. Holders of Preferred Stock are entitled to a right of first refusal on issuances by the Company of Additional Shares of Common Stock after the date hereof as set forth and as provided for in that certain Investor Rights Agreement by and among the Corporation and certain stockholders of the Corporation dated July 30, 2004, and as may be amended from time to time hereafter pursuant to the terms thereof.

C. Common Stock.

1. Dividend Rights. Subject to the provisions of Section B.1 of this Article, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section B.2 of this Article.

3. Redemption. The Common Stock is not redeemable.

4. Voting Rights.

(a) General. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders meeting in accordance with the By-laws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

FIVE. The Corporation is to have perpetual existence.

SIX. Except as otherwise provided in the Amendment, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

SEVEN. The number of directors which will constitute the whole Board of Directors if the Corporation shall be as specified in the Bylaws of the Corporation.

EIGHT. Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

NINE. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the Bylaws of the Corporation.

TEN.

A. Limitation of Director’s Liability. To the fullest extent not prohibited by the General Corporation Law of Delaware as the same exists or as it may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director.

B. Indemnification of Corporate Agents. The Corporation may indemnify to the fullest extent not prohibited by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, such person’s testator or intestate is or was a director, officer, employee benefit plan fiduciary, agent or employee of the Corporation or any predecessor of the Corporation or serves or served at the request of the Corporation or any predecessor of the Corporation as a director, officer, agent, employee benefit plan fiduciary or employee of another Corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise.

C. Repeal or Modification. Neither any amendment or repeal of this Article Ten, nor the adoption of any provision of the Amendment inconsistent with this Article Ten, shall eliminate or reduce the effect of this Article Ten, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Ten, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ELEVEN. The foregoing amendment and restatement of the Certificate of Incorporation has been duly approved by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Frank Litvack, its Chairman, this 23 day of November, 2004.

CONOR MEDSYSTEMS, INC.

/s/ FRANK LITVACK Frank Litvack, Chairman